UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2021 (August 5, 2021)

Hyzon Motors Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39632	82-2726724
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Quaker Meeting House Road
Honeoye Falls, NY	14472
(Address of principal executive offices)	(Zip Code)

(585)-484-9337
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2021, Hyzon Motors USA Inc. (“Hyzon USA”), a wholly-owned subsidiary of Hyzon Motors Inc. (“Hyzon” or the “Company”), entered into an employment agreement with Mark Gordon, the Chief Financial Officer of the Company and Hyzon USA, and member of Hyzon’s board of directors (the “Employment Agreement”). The Employment Agreement with Mr. Gordon provides for a base salary of $350,000, and an annual target cash bonus opportunity of 50% of base salary. Mr. Gordon will be entitled to participate in Hyzon USA employee health/welfare and retirement benefit plans and programs.

Upon a termination for any reason, Mr. Gordon is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements through the date of termination. Upon a Qualifying CIC Termination (as defined in the Employment Agreement), Mr. Gordon will also receive (i) a lump sum payment equal to 18 months’ base salary, (ii) a pro-rata bonus for the year of termination, and (iii) continued medical benefits for up to 18 months. Upon a Qualifying Termination (as defined in the Employment Agreement) that is not a Qualifying CIC Termination, Mr. Gordon will receive (i) a lump sum payment equal to 6 months’ base salary, (ii) a pro-rata bonus for the year of termination, and (iii) continued medical benefits for up to 12 months.

Severance and termination benefits payable pursuant to the Employment Agreement generally are subject to Mr. Gordon’s execution and non-revocation of a general release of claims in favor of the Company and its affiliates.

Mr. Gordon’s employment agreement also contains certain restrictions, including not to disclose confidential information, as well as customary non-competition and non-solicitation covenants by which Mr. Gordon is bound during his employment and for one year thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Exhibit

10.1#	Employment Agreement, dated as of August 5, 2021, between Hyzon Motors USA Inc. and Mark Gordon.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

#	Indicates management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2021

HYZON MOTORS INC.

By:	/s/ Craig M. Knight
Name: Craig M. Knight
Title: Chief Executive Officer

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